                                                                    Exhibit 24.5

                                POWER OF ATTORNEY

                                PNC FUNDING CORP
                               Shelf Registration

     The undersigned director and/or officer of PNC Funding Corp, a Pennsylvania corporation, hereby names, constitutes and appoints Robert L. Haunschild, Randall C. King, Karen M. Barrett and Thomas R. Moore, or any of them, each acting alone, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in her name, place and stead, in any and all capacities in connection with the Registration Statement ("Registration Statement") on Form S-3 or other appropriate form for the registration under the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to Rule 415 thereunder of (i) PNC Funding Corp's unsecured debt securities ("Debt Securities") and guarantees thereon ("Guarantees") by The PNC Financial Services Group, Inc. ("PNC"), (ii) warrants for the purchase of Debt Securities ("Warrants"), with a proposed maximum aggregate offering price for such Debt Securities and Warrants, together with the PNC securities to which the Registration Statement shall also relate, of up to $4,000,000,000, and (iii) securities registered by PNC Funding Corp and PNC under Registration Statement No. 333-88479 that have not been previously sold in the amount of $297,000,000 and that will be consolidated with the Registration Statement pursuant to Rule 429 under the Securities Act, and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of PNC Funding Corp and in the name and on behalf of such officer or director of PNC Funding Corp; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of PNC Funding Corp thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of PNC Funding Corp as they, in their sole discretion, deem necessary or appropriate;

     And the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 12th day of September, 2001.


Name/Signature                               Capacity
--------------                               --------

/s/ M. Schaffer                              Vice President, Controller
-----------------------------------------    and Treasurer
Maria C. Schaffer                            (Principal Accounting Officer)





                                      -1-